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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

     This Employment Agreement is dated as of June 1, 2000 and is entered into between RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"), and John Lummis ("Employee").

     WHEREAS, Employee is currently employed by the Company; and

     WHEREAS, Employee and the Company desire to embody in this Agreement the terms and conditions under which Employee shall continue to be employed by the Company.

     NOW, THEREFORE, the parties hereby agree:

                                   ARTICLE I.

                     EMPLOYMENT, DUTIES AND RESPONSIBILITIES

     1.01 Employment. During the Term (as defined below), Employee shall serve as a key employee of the Company. Employee agrees to devote his full time and efforts to promote the interests of the Company.

     1.02 Duties and Responsibilities. Employee shall have such duties and responsibilities as specified by the person to which the Employee directly reports and who supervises the Employee's work an a regular basis (the "Direct Supervisor"). These duties and responsibilities may be modified from time to time and as are consistent with the Employee's position.

     1.03 Base of Operation. Employee's principal base of operation for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company in Bermuda; provided, however, that Employee shall perform such duties and responsibilities outside of Bermuda as shall from time to time be reasonably necessary to fulfill his obligations hereunder. Employee's performance of any duties and responsibilities outside of Bermuda shall be conducted in a manner consistent with any guidelines provided to Employee by the Board of Directors of the Company (the "Company's Board").

                                   ARTICLE II.

                                      TERM

     2.01 Term. Subject to Article V, the employment of the Employee under this Agreement shall be for a term (the "Term") commencing as of the date first written above and continuing until the first anniversary of the commencement of employment; provided, however, that the Term shall be extended for successive one-year


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periods as of each anniversary date of the commencement of employment(each, a
"Renewal Date") unless, with respect to any such Renewal Date, either party hereto gives the other party at least 30 days prior written notice of its election not to so extend the Term.

                                  ARTICLE III.

                            COMPENSATION AND EXPENSES

     3.01 Salary, Incentive Awards and Benefits. As compensation and consideration for the performance by Employee of his obligations under this Agreement, Employee shall be entitled, during the Term, to the following (subject, in each case, to the provisions of ARTICLE V hereof):

          (a) Salary; Bonus. The Company shall pay Employee a base salary at a rate to be determined by the Company's Board, upon recommendation of the Direct Supervisor, or if such Direct Supervisor is not an officer of the Company, an officer of the Company. Bonuses shall be payable at the discretion of the Company. Salary and bonuses shall be payable in accordance with the normal payment procedures of the Company and subject to such withholding and other normal employee deductions as may be required by law.

          (b) Awards. Employee may participate in the Second Amended and Restated 1993 Stock Incentive Plan (the "Plan") of RenaissanceRe Holdings Ltd. ("Holdings"), the Company's ultimate parent company. Employee may receive grants from time to time as determined by the Compensation Committee of the Holdings Board of Directors. Employee shall enter into separate award agreements with respect to such awards granted to him ("Awards") under the Plan, and his rights with respect to such Awards shall be governed by the Plan and such award agreements.

          (c) Benefits. Employee shall be eligible to participate in such life insurance, health, disability and major medical insurance benefits, and in such other employee benefit plans and programs for the benefit of the employees and officers of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other employees of the Company, subject to the terms and provisions of such plan or program.

          (d) Vacation. Employee shall be entitled to reasonable paid vacation periods, in accordance with Company policy, to be taken at his discretion, in a manner consistent with his obligations to the Company under this Agreement, and subject, with respect to timing, to the reasonable approval of the Employee's supervisor at the Company.

          (e) Indemnification/Liability Insurance. The Company shall indemnify Employee as required by the Bye-laws, and may maintain customary insurance policies providing for indemnification of Employee.



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     3.02 Expenses; Perquisites. During the Term, the Company shall provide
Employee with the following expense reimbursements and perquisites:

          (a) Business Expenses. The Company will reimburse Employee for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time.

          (b) Other benefits. The Company may also provide for other benefits for Employee as it determines from time to time.

                                  ARTICLE IV.

                               EXCLUSIVITY, ETC._

     4.01 Exclusivity. Employee agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Employee agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term.

     4.02 Other Business Ventures. Employee agrees that during the Term he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in business activities that are competitive with the business activities of the Company or any of its divisions,- subsidiaries or affiliates. The preceding sentence notwithstanding, Employee may own, directly or indirectly, up to 1% of the outstanding capital stock of any business having a class of capital stock which is traded on any major stock exchange or in a national over-the-counter market.

     4.03 Confidential Information. Employee agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company or any of its divisions, subsidiaries or affiliates, which he may have learned in connection with his employment hereunder. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall include any information designated as confidential by the Company's Board and as to which Employee receives notice, provided that Employee shall be obligated to confer periodically with and assist the Company's Board in determining which information should, in the best interests of the Company, be so designated. Employee's obligation under this
Section 4.03 shall not apply to any information which (i) is known publicly;
(ii) is in the public domain or hereafter enters the public domain without the fault of Employee; (iii) is known to Employee prior to his receipt of such information from the Company, as evidenced by written records of Employee or
(iv) is hereafter disclosed to Employee by a third party not under an obligation of confidence to the Company. Employee agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as



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specifically permitted in writing by the Company's Board, any document or other object containing or reflecting any such confidential information. Employee recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Upon termination of his employment hereunder, Employee shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its subsidiaries or affiliates, and no copy of any such confidential information shall be retained by him.

     4.04 Non-Competition Obligations. During the Term and, other than in the case of the death or disability of the Employee, upon any termination of the employment of the Employee (including a termination by reason of either party's election not to extend the Term as provided in Section 2.01), the Employee shall not, during the Non-Competition Period (as defined below), directly or indirectly, whether as an employee consultant, independent contractor, partner, joint venture or otherwise, (A) engage in any business a - activities relating to catastrophe modeling, or underwriting catastrophe risks, on behalf of any person that competes, to a material extent, with the Company or its affiliates, or engage in other business activities reasonably determined by the Company's board to be competitive, to a material extent, with any substantial type of kind of business activities conducted by the Company or any of its affiliates at the time of termination; (B) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company or any of its divisions, subsidiaries or affiliates to terminate such person's contract of employment or agency, as the case may be, with the Company or with any such division, subsidiary or affiliate or (C) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its divisions, subsidiaries or affiliates, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company or any of its divisions, subsidiaries or affiliates. The preceding sentence notwithstanding, in the case of (i) any termination of employment by the Company or the Employee, and(ii) an election by the Company or the Employee not to extend the term as provided in Section 2.01, the Company may elect within 30 days after such termination, to waive the Employee's non-competition obligations in which case it shall not be required to make payments to the Employee during the Non-Competition Period, as provided in section 5.05(a). Non-Competition Period means the period of one year following the date of termination of employment, or such shorter period as the Company may elect within 30 days after such termination.

     4.05 Remedies. Employee acknowledges that the Company's remedy at law for a breach by him of the provisions of this Article IV will be inadequate. Accordingly, in the event of a breach or threatened breach by Employee of any provision of this Article IV, the Company shall be entitled to injunctive relief in addition to any other remedy it may have. If any of the provisions of, or covenants contained in, this Article IV are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any



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other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this Article IV are held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision or covenant and, in its reduced form, such provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Article IV in any other jurisdiction.

                                   ARTICLE V.

                                   TERMINATION

     5.01 Termination for Cause. The Company shall have the right to terminate Employee's employment at any time for "Cause". For purposes of this Agreement, "Cause" shall mean (a) Employee's failure to perform his duties under this Agreement, (b) the engaging by Employee in misconduct which is injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise, (c) the commission by Employee of any act of fraud or embezzlement
(d) the conviction of Employee of a felony, or (e) Employee's material breach of the provisions of any of Sections 4.01, 4.02, 4.03, or 4.04 of this Agreement, provided Employee has received prior written notice of such breach.

     5.02 Death. In the event Employee dies during the Term, the Employee's employment shall automatically terminate, such termination to be effective on the date of Employee's death.

     5.03 Disability. In the event that Employee suffers a disability which prevents him from substantially performing his duties under this Agreement for a period of at least 90 consecutive days, or 18d non-consecutive days within any 365-day period, and Employee becomes eligible for the Company's long-term disability plan, the Company shall have the right to terminate the Employee's employment, such termination to be effective upon the giving of notice to Employee in accordance with Section 6.03 of this Agreement.

     5.04 Termination Without Cause. The Company may at any time terminate Employee's employment for reasons other than Cause.

     5.05 Effect of Termination.

          (a) Obligations of Company. In the event of any termination of the Employee's employment hereunder, the Company shall pay Employee any earned but unpaid base salary up to the date of termination. In addition, upon a termination of Employee's employment for any reason other than the Employee's death or disability (including a termination by reason of either party's election not to extend the Term as provided in Section 2.01), the Company shall continue to pay Employee during the NonCompetition Period his then current base salary (except that, in the event of a


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     Termination without Cause, or in the event that the Company elects not to extend the Term as provided in Section 2.01, the continued monthly payments shall be based on base salary plus a pro rata amount (proportionate to the duration of the Non-Competition Period) of the highest regular bonus during the prior 3 years). Such amounts shall be payable in equal monthly installments commencing on the date which is one month after the date of such termination and continuing for the term of the Non-Competition Period. The preceding sentence notwithstanding, in the event of a termination of employment described in the penultimate sentence of Section 4.04 of this Agreement, if the Company elects to waive the Employee's noncompetition obligation within 30 days after the date of such termination, the Company shall not be required to make the payments described in the preceding sentence.

          (b) Awards. Employee's rights with respect to Awards, upon any termination of his employment with the Company, shall be governed exclusively by the terms and conditions of the Plan and any award agreements executed by Employee in connection with the Plan.

          (c) Obligations of Employee. Employee may terminate his employment at any time by 10 days' written notice to the Company. Employee shall have no obligations to the Company under this Agreement after the termination of his employment, except and to the extent Sections 4.03, 4.04 or 4.05 shall apply.

     5.06 Termination Following a Change in Control. In the event that a Change in Control occurs (as hereinafter defined) and, on or within one year following the date of such Change in Control, the Executive's employment is terminated by the Company without Cause, or the Company elects not to extend the Term as provided in Section 2.01, or the Executive terminates his employment voluntarily for "Good Reason" (as hereinafter defined), then in lieu of the payments described in the second sentence of Section 5.05(a), the Company shall pay the Executive, within fifteen days following the date of such termination, a lump sum cash amount equal to two times the sum of:

          (i) Executive's annual base salary at the highest rate in effect during the Term; and

          (ii) the highest regular annual bonus paid or payable to the Executive over the preceding three fiscal years (excluding any extraordinary or non-recurring bonus).

     For purposes of this Agreement, "Good Reason" means

          (i) any action taken or failed to be taken by the Company or any of its officers which, without Executive's prior written consent, changes Executive's position (including titles), authority, duties or responsibilities from those in effect prior to the Change in Control, or reduces Executive's ability to carry out such duties and responsibilities;

          (ii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an insubstantial or inadvertent



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     failure which is remedied by the Company promptly after receipt of notice thereof from Executive;

          (iii) the Company's requiring Executive to be employed at any location more than 35 miles further from his current principal residence than the location at which Executive was employed immediately preceding the Change in Control; or

          (iv) any failure by the Company to obtain the assumption of and agreement to perform this Agreement by a successor as contemplated by
     Section 6.02(b) of this Agreement.

For purposes of this Agreement, "Change of Control' means the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (a 'Person') of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the value and voting power of all of Holdings' outstanding equity securities (the "Outstanding Equity Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Holdings (ii) any acquisition by one or more of the "Investors" (as such term is defined in the Plan) or any entity directly or indirectly controlling, controlled by, or under common control with, one or more or the Investors (an "Investor Affiliate"), or (iii) any acquisition by a corporation pursuant to a merger, consolidation or other similar transaction (a "Corporate Event") if, as a result of such Corporate Event, (a) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Equity Securities immediately prior to such Corporate Event beneficially own, directly or indirectly, securities representing more than 50% of the value and voting power of the then outstanding equity securities of the corporation resulting from such Corporate Event (including a corporation which, as result of such transaction, owns Holdings or all or substantially all of Holding's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Even, of the Outstanding Equity Securities, and (b) no Person other than (1) one of more of the Investors or any Investor Affiliate, or (2) any corporation resulting from such Corporate Event, beneficially owns, directly or indirectly, securities representing more than 50% of the value and voting power of the then outstanding equity securities of the corporation resulting from such Corporate Event except as specifically provided in this Section 5.06, the effect of a termination of Executive's employment following a Change in Control shall be governed by the provisions of Section of 5.05.

                                  ARTICLE VI.

                                  MISCELLANEOUS

     6.01 Life Insurance. Employee agrees that the Company or any of its divisions, subsidiaries or affiliates may apply for and secure and own insurance on Employee's life (in amounts determined by the Company). Employee agrees to cooperate


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fully in the application for and securing of such insurance, including the submission by Employee to such physical and other examinations, and the answering of such questions and furnishing of such information by Employee, as may be required by the carrier(s) of such insurance. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its divisions, subsidiaries or affiliates shall be required to obtain any insurance for or on behalf of Employee.

     6.02 Benefit of Agreement; Assignment; Beneficiary.

          (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     6.03 Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to Renaissance Services Ltd., Renaissance House, East Broadway, Hamilton, Bermuda,
Attention: Secretary, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Employee; and
(b) in the case of Employee, to Employee at his then current home address as shown on the Company's books, or to such other address as Employee shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

     6.04 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Employee's employment and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. T-his Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

     6.05 Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.


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     6.06 Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.07 Enforcement. If any action at law or in equity is brought by either party hereto to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reimbursement by the other party of the reasonable costs and expenses incurred in connection with such action (including reasonable attorneys' fees), in addition to any other relief to which such party may be entitled. Employee shall have no right to enforce any of his rights hereunder by seeking or obtaining injunctive or other equitable relief and acknowledges that damages are an adequate remedy for any breach by the Company of this Agreement.

     6.08 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of Bermuda without reference to the principles of conflict of laws. The parties submit to the non-exclusive jurisdiction of the courts of Bermuda.

     6.09 Agreement to Take Actions. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

     6.10 No Mitigation; No Offset. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking (and, without limiting the generality of this sentence, no payment otherwise required under this Agreement shall be reduced on account of) other employment or otherwise, and payments under this Agreement shall not be subject to offset in respect of any claims which the Company may have against Employee.

     6.11 Attorneys' Fees. Each party to this Agreement will bear its own expenses in connection with any dispute or legal proceeding between the parties arising out of the subject matter of this Agreement, including any proceeding to enforce any right or provision under this Agreement.

     6.12 Termination; Survivorship. This Agreement shall terminate upon termination of the Employee's employment, except that the respective rights and obligations of the parties under this Agreement as set forth herein shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     6.13 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     6.14 Other Agreements. Employee represents and warrants to the Company that to the best of his knowledge, neither the execution and delivery of this


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Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

     6.15 Subsidiaries, etc. (a) The obligations of the Company under this Agreement may be satisfied by any subsidiary or affiliate of the Company for which Employee serves as an employee under this Agreement, to the extent such obligations relate to Employee's employment by such subsidiary or affiliate.

          (b) The rights of the Company under this Agreement may be enforced by any Subsidiary or affiliate of the Company for which Employee serves as an employee under this Agreement, to the extent such rights relate to Employee's employment by such subsidiary or affiliate.

     6.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date first above written.

                               RENAISSANCERE HOLDINGS LTD.


                               By: /s/ James Stanard
                                   ----------------------------------------
                                   Name:  James Stanard
                                   Title: President and CEO


                               EMPLOYEE


                               By: /s/ John Lummis
                                   ----------------------------------------
                                   Name:  John Lummis
                                   Title: Senior Vice President and CFO


                          EMPLOYMENT AGREEMENT ADDENDUM

This addendum supplements the terms of the Employment Agreement (the "Agreement") dated June 1, 2000 between Renaissance Holdings Ltd., a Bermuda company (the "Company"), and John Lummis ("Employee"). (All defined terms set forth in the Agreement shall have the same meaning in this Addendum.)

WHEREAS, the Company and the Employee desire to provide for the minimum payment to be received by the Employee in the event of a termination without Cause.


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NOW THEREFORE, the parties agree:

Notwithstanding anything in the Agreement to the contrary, in the event that the Employee is terminated by the Company without Cause, then

1. The Company shall make monthly payments to the Employee in an aggregate amount equal to $457,100 (the "Required Amount").

2. The Company shall be deemed to have elected a Non-Competition Period equal to one year multiplied by a fraction, the numerator of which is the Required Amount and the Denominator of which is the full amount that would otherwise be due pursuant to section 5.05 (a) of the Agreement in the event of a Termination without Cause and an election by the Company to have a Non-Competition Period of one year. In no event shall more than a one year Non-Competition Period be required.

3. The only amount due to the Employee for the Non-Competition Obligations set forth in section 4.04 of the Agreement shall be the Required Amount, except that if the Company elects a longer period than that contemplated under paragraph 2 above then the full amount specified in section 5.05 (a) of the Agreement shall be due.

                           RENAISSANCERE HOLDINGS LTD.


                           By: /s/ James N. Stanard
                              ---------------------------------
                              Name:  James N. Stanard
                              Title: President and CEO




                           EMPLOYEE


                           By:  /s/ John M. Lummis
                              ---------------------------------
                              Name:  John M. Lummis
                              Title: Senior Vice President and CFO